UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2012

Aqua America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-527-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with Aqua America, Inc.’s Corporate Governance Guidelines, which establish age 72 as the normal retirement age for directors, on May 10, 2012, Mary C. Carroll, a member of the Board of Directors of Aqua America, Inc. (the "Company") since 1981, submitted her resignation from the Board of Directors and Committees of the Board effective June 5, 2012, the date of her 72nd birthday. In view of Ms. Carroll’s long and valuable service to the Company’s Board of Directors, including serving as a member of the Corporate Governance Committee since 1981, and in order to facilitate a smooth transition of her responsibilities, the Board of Directors requested, and Ms. Carroll agreed, that she continue to serve as a member of the Board of Directors and member of the Corporate Governance Committee until the Company’s 2013 Annual Meeting of Shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

May 11, 2012	By:	Christopher P. Luning

Name: Christopher P. Luning
Title: Senior Vice President, General Counsel and Secretary